Exhibit 107
Calculation of Filing Fee Tables

FORM S-3
(Form Type)

CARDIFF ONCOLOGY, INC.
(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered (1)	Proposed Maximum Offering Price Per Share(1)	Maximum Aggregate Offering Price(2)	Fee Rate	Amount of Registration Fee(3)
Fees to Be Paid	Equity Other Debt Other Unallocated (Universal Shelf)	Common Stock, par value $0.0001 per share Preferred Stock, par value $0.001 per share Debt Securities Warrants Units (4)	457(o)	(1)	(1)	$250,000,000	0.0000927	$23,175

	Total Offering Amounts							$23,175
	Total Fees Previously Paid							—
	Total Fee Offsets (3)							$8,728 (5)
	Net Fee Due							$14,447 (5)

(1)	An indeterminate number of securities or aggregate principal amount, as the case may be, of common stock and preferred stock, such indeterminate principal amount of debt securities, such indeterminate number of warrants to purchase common stock, preferred stock or debt securities, and such indeterminate number of units (the “Universal Shelf Securities”), as shall have an aggregate initial offering price not to exceed $250,000,000. If any debt securities are issued at an original issue discount, then the offering price of such debt securities shall be in such greater principal amount as shall result in an aggregate offering price not to exceed $250,000,000, less the aggregate offering price of any securities previously issued hereunder. Any securities issued hereunder may be sold separately or as units with other securities issued hereunder. The proposed maximum initial offering price per unit will be determined, from time to time, by the registrant in connection with the issuance by the registrant of the securities registered hereunder. The securities registered also include such indeterminate amounts and numbers of debt securities, common stock and preferred stock as may be issuable upon conversion, redemption, exchange, exercise or settlement of any securities registered hereunder, including under any applicable antidilution provisions. Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall be deemed to cover any additional number of securities as may be offered or issued from time to time upon stock splits, stock dividends, recapitalizations or similar transactions.
(2)	The proposed maximum aggregate offering price per unit will be determined from time to time by the Registrant in connection with the sale and issuance by the Registrant of the securities registered hereunder and is not specified as to each class of security pursuant to General Instruction II.D. of Form S-3 under the Securities Act.
(3)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act.
(4)	Any securities registered under the registration statement may be sold separately or as units with other securities registered under the registration statement.
(5)	On March 12, 2021, the registrant filed a registration statement on Form S-3 (File No. 333-254217)(the “Prior Registration Statement”), registering, among other securities, the issuance of up to $100,000,000 of common stock (the “Prior Securities”). The registration fee associated with the Prior Securities was $10,910. Pursuant to the Prior Registration Statement, the registrant sold $20,000,000 of Prior Securities, which equates to an associated registration fee of $2,182 based on the total registration fee paid in connection with the filing of the Prior Registration Statement. Accordingly, the unused registration fee paid in connection with the Prior Registration is $8,728.

Pursuant to Rule 457(p) under the Securities Act, the registration fee applicable to the $250,000,000 of Universal Shelf Securities of the registrant being registered hereby in the amount of $23,175 is offset by $8,728 in registration fees previously paid by the registrant with respect to the Prior Securities that were registered but not issued pursuant to the Prior Registration Statement.

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed
Fee Offset Claims	Cardiff Oncology, Inc.	S-3ASR	333-254217	3/12/2021	$8,728	Equity	Common Stock	Common Stock	$80,000,000